As filed with the Securities and Exchange Commission on
                                        August 27, 1998.
Registration No. 33-60441               SECURITIES AND EXCHANGE
COMMISSION
                     Washington, D.C.  20549
                    ------------------------
           POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3
                     Registration Statement
                            Under the
                     Securities Act of 1933
                    ------------------------

                SOUTHERN CALIFORNIA WATER COMPANY
     (Exact name of Registrant as specified in its Charter)


       California                                 95-1243678
(State or other jurisdiction of             (I.R.S.  Employer
incorporation or organization)             Identification Number)


                   630 East Foothill Boulevard
                   San Dimas, California 91773
                         (909) 394-3600
       (Address, including zip code, and telephone number,
including area code, of registrants' principal executive offices)

                   --------------------------

                      McClellan Harris III
                   630 East Foothill Boulevard
                   San Dimas, California 91773
                         (909) 394-3600
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

          -----------------------

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 317 of the General Corporation Law of California provides that a corporation has the power, and in some cases is required, to indemnify an agent, including a director or officer, who was or is a party or is threatened to be made a party to any proceeding, against certain expenses, judgements, fines, settlements and other amounts under certain circumstances.
Article VI of the Registrant's Bylaws provides for the indemnification of directors, officers and agents as allowed by statute. In addition, the Registrant has purchased directors and officers insurance policies which provide insurance against certain liabilities for directors and officers.

ITEM 16.  EXHIBITS

          See Exhibits Index

ITEM 17.  UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13 (a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on August 27, 1998.

                              SOUTHERN CALIFORNIA WATER COMPANY

By:                                  /s/  McClellan Harris III
                                     -------------------------
                              Name:  McClellan Harris III
                              Title: Vice President-Finance, Chief
                                     Financial Officer, Treasurer
                                     and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature             Title                      Date

Floyd E. Wicks        */s/  Floyd E. Wicks        August 27, 1998
                      ----------------------
                      Principal Executive
                      Officer; President, Chief
                      Executive Officer and
                      Director

McClellan Harris III  /s/  McClellan Harris III  August 27, 1998
                      ----------------------
                      Principal Financial
                      Officer and Principal
                      Accounting Officer; Vice
                      President - Finance,
                      Chief Financial Officer,
                      Treasurer and Secretary

William V. Caveney    */s/  William V. Caveney    August 27, 1998
                      ------------------------
                      Chairman of the Board and
                      Director

James L. Anderson     */s/  James L. Anderson     August 27, 1998
                      ------------------------
                      Director

Jean E. Auer          */s/  Jean E. Auer          August 27, 1998
                      ------------------------
                      Director

N.P. Dodge, Jr.       */s/  N.P. Dodge, Jr.       August 27, 1998
                      ------------------------
                      Director

Robert F. Kathol      */s/  Robert F. Kathol      August 27, 1998
                      ------------------------
                      Director

Lloyd E. Ross         */s/  Lloyd E. Ross         August 27, 1998
                      ------------------------
                      Director

Ann Holloway
                      -------------------------
                      Director


By: /s/ McClellan Harris III
    ------------------------
    Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number                      Description

24.    Power of Attorney (previously filed).
